                                                                    EXHIBIT 10.1

                             MEMORANDUM OF AGREEMENT

     This Memorandum of Agreement is being entered into as of this 12th day of August, 1998 between Telemundo Network Group LLC ("Telemundo") and Telemundo
                                                   ----------
Group, Inc. ("Licensee").

     Whereas, Telemundo and various subsidiaries of Licensee are concurrently entering into a number of Station Affiliation Agreements ("Affiliation
                                                           -----------
Agreements") pursuant to which, on the terms and subject to the conditions
----------
therein set forth, Telemundo has agreed to provide to Licensee's free television stations in the United States, and Licensee has agreed to carry on its free television stations in the United States, the daily programming which Telemundo makes available over its United States national network ("Network").
                                                          -------
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Affiliation Agreements, as in effect as of the date hereof.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Telemundo and Licensee agree as follows:

     1.   Capital Expenditure, Marketing and Programming Commitments:
          ----------------------------------------------------------

          (a)  Budgeted Commitments:   Schedule "B-1" attached hereto (and
               --------------------
incorporated herein by this reference) sets forth the projected annual marketing/promotional expenditures, programming expenditures and capital expenditures for Telemundo for the period beginning on the date hereof and ending on December 31, 2003 ("Initial Plan Period"). Schedule "B-2" attached
                              -------------------
hereto (and incorporated herein by this reference) sets forth the projected annual marketing/promotional expenditures, programming expenditures and capital expenditures for the "Station Group" (as defined below) for the Initial Plan Period. As used herein, the term "Station Group" collectively refers to the
                                   -------------
Station and all other United States free broadcast stations owned by Licensee during the Term of this Agreement, other than station WKAQ in Puerto Rico; provided, however, that the term "Station Group" shall include station WKAQ when referring to the aggregate annual capital expenditures of the Station Group.

          (b)  Licensee's Obligations:  During the Initial Plan Period, Licensee
               ----------------------
agrees that it will incur annual expenditures on behalf of the Station Group for local marketing\promotional efforts, local programming and capital expenditures in the minimum annual amounts set forth in Schedule "B-2". Licensee, in its reasonable discretion, shall allocate such annual expenditures across each of the stations comprising the Station Group. Further, Licensee's foregoing obligations to fund the stated level of annual expenditures for local marketing\promotional efforts, local programming and capital expenditures shall be subject to the provisions of Paragraph 1.(d) below and shall only apply so long as each of Telemundo Holdings, Inc. and Licensee (i) is not (and would not, by meeting these funding requirements, be) in noncompliance with any of the material financial covenants under its outstanding indebtedness (without giving effect to any waivers or modifications effected within the preceding twelve (12) months) and (ii) after funding such amounts, and taking into consideration all relevant facts and circumstances would be left with sufficient working capital to conduct its business in the ordinary course; provided, that to the extent that the "funding relief" provisions of clause (i) or (ii) would excuse Licensee from funding any particular expenditure, Licensee shall nevertheless be required to fund such expenditure to the full extent that Licensee can do so without triggering the "funding relief" provisions of clauses
(i) or (ii). Each calendar year after the expiration of the Initial Plan Period, in advance of such year, Telemundo and Licensee shall discuss and agree upon the minimum aggregate annual expenditures for local marketing/promotional programs, local programming and capital improvements for the Station Group for such year; these discussions shall commence not later than October 15 of the year prior to the applicable year. If, as of the date which is fifteen (15) days prior to the commencement of any such year, Telemundo and Licensee have been unable to agree upon the minimum aggregate annual expenditures for local marketing/promotional programs, local programming and capital improvements for the Station Group for such year, then the minimum aggregate annual expenditures for local marketing/promotional programs, local programming and capital improvements, as applicable, for the Station Group for such year shall equal one hundred and five percent (105%) of the minimum aggregate annual expenditures for local marketing/promotional programs, local programming and\or capital improvements, as applicable, for the Station Group for the immediately preceding year.

          (c)  Telemundo's Obligations: During the Initial Plan Period,
               -----------------------
Telemundo agrees that it will incur annual expenditures for marketing\promotional efforts, programming and capital improvements in the minimum amounts set forth in Schedule "B-1". [*** CONFIDENTIAL ***] Each calendar year after the expiration of the Initial Plan Period, in advance of such year, Telemundo and Licensee shall discuss and agree upon the minimum aggregate annual expenditures for marketing, programming and capital expenditures for Telemundo for such year; these discussions shall commence not later than October 15 of the year prior to the applicable year. If, as of the date which is fifteen (15) days prior to the commencement of any such year, Telemundo and Licensee have been unable to agree upon the minimum aggregate annual expenditures for marketing, programming and capital expenditures for Telemundo for such year, then the minimum aggregate annual expenditures for marketing, capital expenditures and/or programming, as applicable, for Telemundo for such year shall equal one hundred and five percent (105%) of the minimum aggregate annual expenditures for marketing, programming and/or capital expenditures, as applicable, for Telemundo for the immediately preceding year.

          (d)  Certain Spending Flexibility: Each of Telemundo and Station Group
               ----------------------------
shall have the right to re-allocate its aggregate annual expenditures for marketing, programming and capital expenditures, as applicable, within the Initial Plan Period in accordance with the following, it being understood and agreed, however, that the spending flexibility hereinafter set forth in this Paragraph 1.(d) only provides and is only intended to provide flexibility in spending within each particular "category" of expenditures (each of marketing, programming or capital expenditures, as the case may be, shall be deemed to be a separate "Category" for this purpose) and does not and is not intended to
          --------
provide any right on the part of the parties to re-allocate their respective annual expenditures between any one or more of the Categories. Each of Telemundo and Station Group shall have the right to reallocate its aggregate annual expenditures for each particular Category within the annual periods covered by Schedules "B-1" and "B-2" and, in that regard, to reduce its annual expenditures for each particular Category by up to [*** CONFIDENTIAL ***] in any given annual period, with the express understanding that any "excess" amounts spent on a particular Category in any given annual period may be applied against and used to satisfy any "deficiency" in the amounts spent on such Category in any other subsequent annual period within the Initial Plan Period, but (I) in no event shall the "deficiency" in the amounts spent in such Category in any given annual period (before applying against any such "deficiency" the aggregate of any "excess" amounts spent in any prior annual period(s)) be more than [*** CONFIDENTIAL ***] of the applicable amount provided in Schedule "B-1" or "B-2" (as applicable) for such Category for such annual period and (II) in no event shall either party have a "deficiency", after applying available "excess" sums from prior annual periods, in any particular Category for more than two (2) consecutive annual periods during the Initial Plan Period. By way of clarification, while the spending flexibility provided by this Paragraph 1.(d) allows each of the parties to re-allocate its aggregate annual expenditures for each Category within the Initial Plan Period, it does not affect or reduce the parties' respective obligations to fully fund, within the Initial Plan Period, one hundred percent (100%) of the aggregate amounts for such Category set forth in Schedule "B-1" or "B-2", as applicable.

     2.   Station Compensation/Allocation of Advertising Revenues:
          -------------------------------------------------------

          (a)  Network Ad Sales Revenues: Telemundo shall be responsible for the
               -------------------------
sale of all national Network "spots". The adjusted gross advertising revenues payable to Telemundo from the sale of such advertising time (including, without limitation, adjusted gross revenues payable to Telemundo from the sale of national paid programming, such as infomercials), after first deducting therefrom the following items, shall be included into "Net Advertising
                                                       --- -----------
Receipts": any and all third party advertising or marketing costs (including,
--------
without limitation, ad agency fees and commissions, but subject to the provisions of Paragraph 2.(d) below) incurred by Telemundo in connection therewith. For purposes of this calculation (and the calculations set forth in Paragraphs 2.(b), 2.(c) and 2.(e) below), adjusted gross revenues are included on an accrual basis, but shall be subject to adjustment for "bad debt".

          (b)  Affiliate Time Ad Sales Revenues:  Telemundo shall also be
               --------------------------------
responsible for the sale of all "Affiliate Time" (as defined in the Affiliation Agreements) on behalf of the Network's participating affiliated stations (in accordance with the provisions of the Affiliation Agreements), including the Station Group. The adjusted gross advertising revenues payable to

(or on behalf of) Licensee from Telemundo's sale of Affiliate Time during the Primary Programmed Time Periods and the Discretionary Programmed Time Periods, after first deducting therefrom the following items, shall be included into "Net
                                                                             ---
Advertising Receipts": Licensee's share of any and all third party advertising
----------- --------
or marketing costs (including, without limitation, ad agency fees and commissions, but subject to the provisions of Paragraph 2.(d) below) incurred by Telemundo in connection therewith.

          (c)  Local Ad Sales Revenues: Licensee shall be responsible for the
               -----------------------
sale of all local advertising over the Station Group. The adjusted gross advertising revenues payable to (or on behalf of) Licensee from the sale of local advertising during the Primary Programmed Time Periods and the Discretionary Programmed Time Periods (including, without limitation, revenues received from local paid programming, such as infomercials), after first deducting therefrom the following items, shall be included into "Net Advertising
                                                                 --- -----------
Receipts": any and all third party advertising or marketing costs (including,
--------
without limitation, ad agency fees and commissions, but subject to the provisions of Paragraph 2.(d) below) incurred by Licensee in connection therewith.

          (d)  Use of Internal Sales Staff: With respect to Paragraphs 2.(a)-(c)
               ---------------------------
above, it is intended that Telemundo and Licensee will conduct their own relevant advertising sales activities, rather than through a third party sub-contractor. Accordingly, the type of third party costs and fees for which Telemundo and Licensee are entitled to reimbursement under those Paragraphs are those typically incurred in connection with the placement of a particular advertisement or a group of advertisements (such as an advertising agency commission), rather than the fees that might be paid to a third party advertising sales agent engaged on a sub-contractor or similar basis. In no event can either party charge any of its general ad sales overhead or allocated internal costs as third party costs and expenses under Paragraph 2.(a)-(c) above.

          (e)  Station Group Compensation:  Telemundo agrees to pay Licensee (on
               --------------------------
behalf of the Station Group), and Licensee (on behalf of the Station Group) agrees to accept, compensation (the "Station Group Compensation") equal to a
                                     --------------------------
percentage share of the aggregate pool of all of the following sources of Net
---------- -----
Advertising Receipts ("Aggregate Net Advertising Receipts"): (i) sixty-one
                       ----------------------------------
percent (61%) of the Net Advertising Receipts payable to Telemundo pursuant to the sale of advertising time under Paragraph 2.(a) above; plus (ii) one hundred percent (100%) of the Net Advertising Receipts payable to (or on behalf of) Licensee pursuant to Telemundo's sale of Affiliate Time under Paragraph 2.(b) above; plus (iii) one hundred percent (100%) of the Net Advertising Receipts payable to (or on behalf of) Licensee pursuant to the sale of local advertising
time under Paragraph 2.(c) above.   Licensee's  percentage share of the pool of
Aggregate Net Advertising Receipts shall be determined in accordance with the compensation formula (the "Compensation Formula") set forth on Appendix "1".
                           --------------------
Notwithstanding the foregoing, in the event that the Affiliation Agreement with one or more (but not all of) the stations in the Station Group shall be terminated, in accordance with the terms and conditions thereof, by reason of
(i) "Unauthorized Preemptions" (as that term is defined in the Affiliation
     ------------------------
Agreements) or (ii) a "Change in Operations" (as that term is defined in the
                       --------------------
Affiliation Agreements), the sixty-one percent (61%) figure set forth in clause
(i) above shall be reduced to a percentage figure equal to sixty one percent (61%) multiplied by a fraction, the denominator of which is equal to the Station Group's aggregate then prevailing "network" coverage in U.S. Hispanic television households (as measured by objective demographic data obtained from the Nielsen ratings association or such other source as the parties may mutually agree upon) and the numerator of which is the Station Group's aggregate then prevailing "network" coverage in U.S. Hispanic television households excluding the "network" coverage
                                                ---------
in U.S. Hispanic television households provided by the terminated station(s). By way of example, if the terminated station's network coverage in U.S. Hispanic television households represented twenty percent (20%) of the Station Group's aggregate network coverage in U.S. Hispanic television households, the figure to be utilized, prospectively, for purposes of clause (i) above would be 48.8% (61% x 0.80).

          (f)  Accountings:
               -----------

          i.   From Telemundo: In order to enable Licensee to make timely
               --------------
               calculations and payments of the Aggregate Net Advertising Receipts (as provided in Paragraph 2.(f)(2) below), Telemundo shall provide reasonably detailed accounting statements to Licensee for each calendar quarter (or portion thereof), not later than thirty (30) days after the end of the applicable quarter, setting forth (i) Telemundo's calculation of the Net Advertising Receipts for national Network "spots" during such quarter that are payable to Telemundo, and indicating the portion thereof which is includable in "Aggregate Net Advertising Receipts" pursuant to Paragraph 2.(e) above (the "Included
                                                                ---------
               Network Receipts") and (ii) Telemundo's calculation of the
               ----------------
               reimbursable third party advertising or marketing costs incurred by Telemundo in connection with the sale of Affiliate Time during such quarter (if the amounts received by Licensee from the sale of Affiliate Time was not theretofore reduced by such amount)
               (the "Reimbursable Costs").   Initially, Telemundo shall retain
                     ------------------
               one hundred percent (100%) of the Included Network Receipts, but the same shall be subject to the provisions of Paragraph 2.(f)(2) below.

          ii.    From Licensee:  Aggregate Net Advertising Receipts will be
                 -------------
               calculated by Licensee on a quarterly basis. Licensee will provide reasonably detailed accounting statements to Telemundo for each such quarter (or portion thereof), not later than forty-five (45) days after the end of the applicable quarter, setting forth Licensee's calculation of the Aggregate Net Advertising Receipts for such quarter and accompanied by any payment of Telemundo's share of Aggregate Net Advertising Receipts then due and owing hereunder; in addition, such accounting statement shall be accompanied by a separate payment equal to Telemundo's Reimbursable Costs for the applicable quarter (as reported by Telemundo pursuant to Paragraph 2.(f)(1) above). Payment of Telemundo's share of the Aggregate Net Advertising Receipts in a given quarter shall, however, be reduced by an amount equal to the Included Network Receipts for such quarter being retained by Telemundo pursuant to the last sentence of Paragraph 2.(f)(1) above. If, in any particular quarter, Telemundo's share of the Aggregate Net Advertising Receipts hereunder for such quarter is less than the Included Network Receipts for the same period being held by Telemundo, Telemundo shall promptly following its receipt of Licensee's accounting statement for such quarter pay the "difference" to Licensee.

          iii     Reevaluation Procedure: Prior to the end of each year during
                  ----------------------
               the Term, Telemundo and Licensee shall meet to evaluate the accounting procedures described above and to mutually determine which of the two (2) parties is better able to discharging the "paymaster" servicing function described in Paragraph 2.(f)(2).

          iv.     Audit Rights: Telemundo and Licensee shall have reciprocal
                  ------------
               audit rights with respect to one another's relevant books and records in order to verify and validate the information provided in the accounting statements. Each party (the "Auditing Party")
                                                               --------------
               shall have the right to audit the other (the "Audited Party")
                                                             -------------
               once a year, during normal business hours and for a period of not more than thirty (30) consecutive days (provided that the Auditing Party has been provided with the necessary information on a timely basis). Information contained in an accounting statement shall become incontestable (provided such information is not subsequently amended) twelve (12) months after the date of delivery of the applicable accounting statement, unless the receiving party shall provide a formal written objection thereto (a "Written Objection") prior to the expiration of such twelve
                   -----------------
               (12) month period setting forth in reasonable detail the basis for the receiving party's objection; provided, that any claim timely asserted within such twelve (12) month period (if not otherwise resolved between the parties) shall be deemed waived by the receiving party if the receiving party has not instituted an arbitration proceeding with respect to such claim (in accordance with this Paragraph 2.(f)(4)) within the twelve (12) month period immediately following the date of delivery of the receiving party's Written Objection. Any claim made under this provision shall be submitted to binding arbitration in Los Angeles Country or New York City under the rules and procedures of the American Arbitration Association, with the arbitrator being a partner in one of the so-called Big 5 national accounting firms who is an expert in broadcast network television business (to the extent that such an arbitrator is available and can be agreed upon by the parties). The arbitration shall be conducted as a "baseball" arbitration, with (i) each party being obligated to prepare and submit to the arbitrator its relevant calculations and (ii) the arbitrator being instructed that he/she must choose whichever of the submitted calculations is closest to the arbitrator's own calculations.

     3.   Termination:
          -----------

          (a)  Termination Under This Agreement:  Neither party may terminate
               --------------------------------
this Agreement by reason of any breach or default on the part of the other, or otherwise, except in the event of a "material breach of a material provision" of this Agreement, and then only pursuant to the express provisions set forth below in this Paragraph 3. For purposes of this Paragraph 3, the term "material breach of a material provision" will mean and be limited to (i) a material breach of a party's obligations as set forth in Paragraph 1. above; and/or (ii) in the case of Telemundo, the failure of the equity owners of Telemundo to make aggregate capital contributions to Telemundo equal to the expected negative cash flow amounts set forth in the Schedule "B-1" [*** CONFIDENTIAL ***] and/or
(iii) in the case of Telemundo, Telemundo's unexcused failure, for a continuous period of not less than thirty (30) days, to transmit a regular daily Network programming signal. In the event a party ("Claimant") believes that a material
                                           --------
breach by the other ("Alleged Non-Performer") of a material provision of this
                      ---------------------
Agreement has occurred and the Claimant intends to terminate this Agreement by reason thereof, Claimant shall provide the Alleged Non-Performer with written notice of such belief and intention (an "Alleged Material Breach Notice"),
                                         ------------------------------
setting forth, with particularity, the basis for Claimant's's belief and specifying Claimant's intention to terminate this Agreement by reason thereof; provided, that the Alleged Non-Performer shall be entitled to cure such material breach, provided that the Alleged Non-Performer shall do so within thirty (30) business days of the date of the Alleged Non-Performer's receipt of an Alleged Material Breach Notice (which thirty (30) business day period shall be extended if the nature of the alleged material breach is not curable within such thirty
(30) business day period, so long as the Alleged Non-Performer shall have nevertheless commenced efforts to effect a cure during such thirty (30) day business period) (as applicable, the "Cure Period"). If the Alleged Non-
                                      -----------
Performer shall cure the material breach within the Cure Period, Claimant shall have no further right to seek to terminate this Agreement by reason of such material breach. If the Alleged Non-Performer fails to cure the material breach within the Cure Period, Claimant shall have the right, not later than five (5) days following the expiration of the Cure Period, to provide the Alleged Non-Performer with written notice ("Termination Notice") of its termination of this
                                ------------------
Agreement, effective at 11:59 pm EST on the fifth (5th) business day after the date of the Alleged Non-Performer's receipt of the Termination Notice (the "Effective Time"); provided, however, that if the Alleged Non-Performer shall
 --------------
cure the material breach
on or prior to on or prior to the date which is fifteen (15) days following the Effective Time, then Claimant shall have no further right to seek to terminate this Agreement by reason of such material breach. By way of clarification, Claimant may not terminate this Agreement except in the case where (a) there is a material breach by the Alleged Non-Performer of a material provision of this Agreement, (b) Claimant delivers an Alleged Material Default Notice to the Alleged Non-Performer, (c) the Alleged Non-Performer fails to cure the material breach within the Cure Period, (d) Claimant provides a Termination Notice not later than five (5) days following the expiration of the Cure Period and (e) Telemundo fails to cure the material breach on or prior to the date which is fifteen (15) days following the Effective Time. Notwithstanding the foregoing, a "material breach of a material provision" shall also include, and the "non-defaulting" party shall have the right to terminate this Agreement in the event of, a party's unexcused material breach of the payment provisions set forth in Paragraph 2 above, if, but only if, (xx) the non-paying party shall fail to comply, within ten (10) days of issuance, with an order or award by a court or arbitrator of competent jurisdiction finding the non-paying party to be in default of its payment obligations hereunder and setting forth the amount due and owing by the non-paying party and (yy) thereafter, the non-paying party shall fail to cure its non-compliance with the applicable order or award within the five (5) business days period immediately following its receipt of written demand for such payment from the non-defaulting party hereto.

          (b)  Effect of Termination:   A termination of this Agreement by a
               ---------------------
party hereto in accordance with Paragraph 3.(a) above shall constitute an election by the terminating party to concurrently terminate each of the Affiliation Agreements.

          (c)  Cross-Defaults: Neither Telemundo nor Licensee (itself or through
               --------------
any subsidiary of Licensee which is party to an Affiliation Agreement) shall have the right to terminate an Affiliation Agreement by reason of an Event of Force Majeure (as defined in the Affiliation Agreements) without concurrently terminating each of the Affiliation Agreements. If Telemundo shall have the right to terminate a Station Affiliation Agreement by reason of (i) "Unauthorized Preemptions" or (ii) a "Change in Operations", Telemundo shall
-------------------------              --------------------
have the right to terminate just the applicable Affiliation Agreement or to terminate all of the Affiliation Agreements.

     4.   Low Power Stations With respect to each of the stations in the Station
          ------------------
Group that are low power television stations, Telemundo shall have the right to terminate the Affiliation Agreement for such station (a "Replaced Station") if
                                                         ----------------
Telemundo desires to enter into an affiliation agreement with another free television broadcast station which is in the same licensed community as the Replaced Station and which has improved signal coverage ("Replacement
                                                          -----------
Affiliation Agreement").
---------------------

     5.   Warranties: Each of the parties hereto represents and warrants to the
          ----------
other that it has the authority to enter into this Memorandum of Agreement and that there are no restrictions, agreements or limitations on its ability to perform all of its obligations hereunder. Each of the parties hereto hereby further represents and warrants to the other that this Memorandum of Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy, insolvency or other similar rights of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     6.   Applicable Law:  The obligations of the parties hereto under this
          --------------
Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC) and this Memorandum of Agreement and all matters or issues collateral thereto shall be governed by the law of the State of New York applicable to contracts negotiated, executed and performed entirely therein.

     7.   Notices:  All notices to each party required or permitted hereunder to
          -------
be in writing shall be deemed given when personally delivered, upon delivery by overnight courier or other messenger, upon receipt of facsimile copy, or three business days after the date of mailing postage prepaid, addressed as specified below, or addressed to such other address as such party may hereafter specify in a written notice given as provided herein. Such notices to Licensee shall be to:
2290 West 8th Avenue, Hialeah, Florida 33010, Attention: General Counsel. Such notices to Telemundo shall be to: 2290 West 8th Avenue, Hialeah, Florida 33010,
Attention: General Counsel.

     8.   Miscellaneous:   This Memorandum of Agreement may be executed in two
          -------------
or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement. This Memorandum of Agreement may not be amended, modified, changed, renewed, extended or discharged except by an instrument in writing signed by Telemundo and Licensee.

     In Witness Whereof, the parties hereto have duly executed this Memorandum of Agreement as of the day and year first above written.


Telemundo Network
Group LLC                             Telemundo Group, Inc.
("Telemundo")                               ("Licensee")


By: /s/ Leah Weil                     By: /s/ Peter Housman
    -------------                         -----------------
Title: Senior Vice President          Title: Chief Financial Officer & Treasurer
       SPE Mundo Investment Inc.,
       Managing Member

                                 APPENDIX "1"


     1.   Allocation Between Telemundo and the Station Group:
          --------------------------------------------------

          Aggregate Net Advertising Receipts shall first be allocated between Telemundo, on the one hand, and the Licensee (on behalf of the Station Group, in all cases, excluding station WKAQ in Puerto Rico), on the other hand, according to the formula set forth below.

          First Year: During the first Year of the Term, the Aggregate Net
          ----------
Advertising Receipts allocated to Licensee shall be as follows:

          (a) eighty percent (80%) of the first one hundred thirty million dollars ($130,000,000) of Aggregate Net Advertising Receipts for such Year;

          (b) fifty-five percent (55%) of the incremental Aggregate Net Advertising Receipts for such Year beyond the first one hundred thirty million dollars ($130,000,000) until the Aggregate Net Advertising Receipts for such Year reach two hundred thirty million dollars ($230,000,000); and

          (c) forty-five percent (45%) of the incremental Aggregate Net Advertising Receipts for such Year beyond the first two hundred thirty million dollars ($230,000,000).

          Subsequent Years: Aggregate Net Advertising Receipts for each
          ----------------
subsequent Year shall be allocated, on a Year-to-Year basis, in accordance with the formula set forth above; provided, however, that dollar figures set forth above (i.e., $130,000,000 and $230,000,000) shall be increased each Year, beginning with the second Year, by three percent (3%).

                                       1